PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PDT October 27, 2009

Plantronics Announces Second Quarter Fiscal 2010 Results

Second Quarter Revenues and EPS Exceed Guidance; Company Achieves Targeted Gross & Operating Margins

SANTA CRUZ, CA – October 27, 2009 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal 2010 net revenues of $167.4 million compared with $216.9 million in the second quarter of fiscal 2009.  Net revenues were above the previously provided guidance of $155 million to $160 million.  Plantronics' GAAP loss per share was $0.02 in the second quarter of fiscal 2010, primarily due to non-cash asset impairment charges, compared with diluted earnings per share of $0.36 in the same quarter of the prior year.  Non-GAAP diluted earnings per share for the second quarter of fiscal 2010 were $0.40 compared with $0.44 in the second quarter of fiscal 2009 and were greater than the previously provided non-GAAP guidance of $0.27 to $0.32.  The difference between GAAP and non-GAAP earnings (loss) per share for the second quarter of fiscal 2010 includes a $15.6 million impairment charge, net of tax on our Audio Entertainment Group (“AEG”) long-lived assets, restructuring and other related costs, purchase accounting amortization and the cost of stock-based compensation.

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend is payable on December 10, 2009 to stockholders of record at the close of business on November 20, 2009.

“Revenues were above expectations as we experienced stable demand in our Office & Contact Center business and increased demand in our consumer markets.  Our improved cost structure allowed us to achieve our long-term targeted gross and operating margins at the current revenue level,” stated Ken Kannappan, President & CEO.  “Our new corporate organizational structure along with the pending sale of Altec Lansing, our AEG segment, will produce better and more efficient corporate alignment to target our top market opportunity, Unified Communications (“UC”), providing an excellent earnings growth opportunity ahead as UC adoption becomes more substantial”.

Audio Communications Group (ACG) Non-GAAP Results

(Office & Contact Center, Mobile, Gaming and Computer & Clarity)
Comparisons are to the Same Quarter in the Prior Year

Second quarter fiscal 2010 net revenues of $144.4 million decreased 26% compared with $195.3 million in the prior year quarter, but increased 2% from $141.1 million in the first quarter of fiscal 2010.  General economic weakness led to declines in net revenues in all major geographies and most product groups compared with the prior year quarter.  Revenues in the U.S., Asia Pacific and Latin America regions improved sequentially.

Office and Contact Center net revenues were $93.5 million, a decrease of 22% from $119.5 million in the second quarter of fiscal 2009 and a sequential decrease of 3% from $95.9 million in the prior quarter.  Bluetooth headset net revenues were $33.3 million, a decrease of 42% from the year ago quarter of $57.4 million, and a sequential increase of 10% from $30.3 million.  The prior year quarter was stronger in part due to higher demand driven by hands-free legislation in California and Washington states which was partially offset by higher average selling prices in the second quarter of fiscal 2010.  The Discovery 975 Bluetooth headset, introduced during the quarter, received positive editorial and consumer reviews and is now available through a number of top consumer electronics retailers.

Gross margin in the second quarter of fiscal 2010 was 48.7% compared with 47.9% in the second quarter of the prior year.  The improvement was primarily due to a favorable product mix, lower freight costs, and lower requirements for excess and obsolete inventory provisions, partially offset by higher manufacturing costs as a result of lower production volumes.

Actions taken by the Company earlier this calendar year continued to have a beneficial effect, with operating expenses down by 22% from $55.6 million in the prior year quarter to $43.6 million in the current quarter.  As a result of the leaner cost structure, operating income was $26.7 million resulting in an 18.5% operating margin.  While these results were down from the second quarter in the prior year, the results are within the Company’s long term target model for this business.

The Company continues to believe that the implementation of UC technologies by large corporations will be a significant long-term driver of office headset adoption, and, as a result, a key long-term driver of revenue and profit growth.  Our UC portfolio continued to enjoy strong customer and partner reception.  The Company expects that there will be a significantly higher level of growth in UC enabled products compared to headsets for desk phones in the future, and continues to believe that revenue from headset sales related to UC will be material to the Company beginning in fiscal 2011.

Audio Entertainment Group (AEG) Non-GAAP Results
(Docking Audio, PC Audio & Other)
Comparisons are to the Same Quarter in the Prior Year

Second quarter fiscal 2010 net revenues of $23.0 million increased 7% from $21.5 million in the prior year quarter driven by higher sales of Docking Audio products in all major geographies, and were up 21% sequentially from $19.0 million in the prior quarter.  In addition, we experienced higher PC Audio sales in Asia and EMEA, which were offset by lower PC Audio sales in the U.S.

Gross margin increased to 20.9% from 9.0% as a result of improved product mix and margins along with lower requirements for excess and obsolete inventory provisions.  This was partially offset by higher freight charges, royalty costs and other manufacturing costs.

Operating expenses declined by 12% from $6.5 million in the prior year quarter to $5.7 million in the current quarter, and the operating loss decreased from $4.6 million in the prior year quarter to $0.9 million in the current quarter.

On October 2, 2009, the Company entered into an Asset Purchase Agreement to sell Altec Lansing, its AEG segment, to an affiliate of Prophet Equity LP, a Southlake, Texas based private equity firm (“Prophet”). On October 23, 2009, the Company and Prophet entered into a letter agreement which amended the Asset Purchase Agreement to provide that the closing date for the sale of the AEG segment will be extended to not later than December 1, 2009.

Subsequent to the closing of the sale of the AEG segment, the Company will report all future and historical AEG segment results as discontinued operations in its financial statements beginning in the third quarter of fiscal 2010.

Business Outlook

Continuing Operations (Excludes Audio Entertainment Group business segment due to pending sale expected to be completed no later than December 1, 2009)

The following statements are based on current expectations.  As described in “Safe Harbor” below, many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from the forward-looking statements.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders, and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  The Company’s business is inherently difficult to forecast, and there can be no assurance that the incoming orders it expects to receive over the balance of the quarter will materialize.  With continuing uncertainty resulting from the global economic conditions, the Company’s business remains difficult to forecast.  The December quarter tends to be characterized by an increase in incoming sales orders during October which diminishes in December.

Net revenues in the third quarter of fiscal 2010 are expected to be higher than the second quarter of fiscal 2010 and the third quarter of fiscal 2009, primarily based on the fact that the December quarter has historically been a stronger quarter than the September quarter and the current bookings trend supports our belief that revenues will be in the ranges below.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations (excludes AEG due to the pending sale expected to be completed no later than December 1, 2009) for the third quarter of fiscal 2010:

•	Net revenues of $155 million - $160 million;

•	Non-GAAP operating income of $26 million to $29 million;

•	Non-GAAP earnings per share of $0.38 - $0.42;

•	Non-GAAP consolidated tax rate to be approximately 26%;

•	The EPS cost of stock-based compensation to be approximately $0.05; and

•	GAAP earnings per share of $0.33 to $0.37.

If these results are achieved, the performance compared with Q3 Fiscal 2009 would be revenue growth of approximately 2% to 5% and Non-GAAP operating income growth of 189% to 222%.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its third quarter fiscal 2010 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the third quarter fiscal 2010 will not be based on internal Company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss second quarter fiscal 2010 results.  The conference call will take place Tuesday, October 27th at 2:00 PM (PDT).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #22257821 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, certain tax credits and the release of certain tax reserves,  stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets  from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered as part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) implementation of UC technologies by large enterprises as a significant driver of headset adoption, and, its effect on our revenue and profit growth; (ii) our products, including the Discovery 975 and the Savi Office and Savi Go headsets; (iii) revenue from headset sales related to UC and its materiality to the Company beginning in fiscal 2011; (iv) growing adoption and deployment of UC in general and our expectation that this will be advantageous for headset sales; (v) seasonality during the December quarter and its effect on our financial results; (vi) our estimates of GAAP and non-GAAP financial results for the third quarter of fiscal 2010, including revenue and earnings per share; (vii) our estimated tax rate for the third quarter of fiscal 2010; (viii) our estimated stock-based compensation expense for the third quarter of fiscal 2010; (ix) the anticipated closing of the sale of the AEG segment no later than December 1, 2009, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•	the effect of restructuring actions on GAAP results;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Avaya, IBM and Cisco, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources, and (v) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•
the consummation of the sale of the AEG segment is subject to certain closing conditions which may not be met and, in the event the sale does not close, our business may be materially and adversely affected;

•
in the event the sale of the AEG segment is consummated, the effects of the sale, including the level of cash flow and the timing of the receipt of any cash flow resulting from such sale are uncertain; and

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings by outsourcing the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 26, 2009, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and six months ended September 30, 2009 and September 30, 2008
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment. Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, the logo design and Savi are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Net revenues	$216,856	$167,415	$436,020	$327,540
Cost of revenues	123,083	94,729	251,368	187,298
Gross profit	93,773	72,686	184,652	140,242
Gross profit %	43.2%	43.4%	42.3%	42.8%

Research, development and engineering	18,850	15,179	38,545	30,258
Selling, general and administrative	47,745	37,439	96,143	74,921
Restructuring and other related charges	(140)	857	235	1,454
Impairment of long-lived assets	-	25,194	-	25,194
Total operating expenses	66,455	78,669	134,923	131,827
Operating income (loss)	27,318	(5,983)	49,729	8,415
Operating income (loss) %	12.6%	(3.6%)	11.4%	2.6%

Interest and other income (expense), net	(3,170)	884	(1,630)	2,231
Income (loss) before income taxes	24,148	(5,099)	48,099	10,646
Income tax expense (benefit)	6,500	(4,353)	9,957	742
Net income (loss)	$17,648	$(746)	$38,142	$9,904

% of net revenues	8.1%	(0.4%)	8.7%	3.0%

Earnings (loss) per common share:
Basic	$0.36	$(0.02)	$0.78	$0.20
Diluted	$0.36	$(0.02)	$0.77	$0.20

Shares used in computing earnings (loss) per share:
Basic	48,796	48,737	48,738	48,632
Diluted	49,489	48,737	49,362	49,118

Tax rate	26.9%	85.4%	20.7%	7.0%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2009	2009
ASSETS
Cash and cash equivalents	$158,193	$244,170
Short-term investments	59,987	24,999
Total cash, cash equivalents, and
short-term investments	218,180	269,169
Accounts receivable, net	83,657	103,003
Inventory, net	119,296	100,024
Deferred income taxes	12,486	12,765
Other current assets	29,936	17,191
Assets held for sale	-	9,267
Total current assets	463,555	511,419
Long-term investments	23,718	22,015
Property, plant and equipment, net	95,719	71,224
Intangibles, net	26,575	4,067
Goodwill	14,005	14,005
Other assets	9,548	10,978
Total assets	$633,120	$633,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,827	$34,315
Accrued liabilities	53,143	54,005
Total current liabilities	85,970	88,320
Deferred tax liability	8,085	-
Long-term income taxes payable	12,677	14,215
Other long-term liabilities	1,021	991
Total liabilities	107,753	103,526
Stockholders' equity	525,367	530,182
Total liabilities and stockholders' equity	$633,120	$633,708

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Net revenues	$195,349	$144,458	$393,876	$285,620
Cost of revenues	102,603	76,527	211,960	152,685
Gross profit	92,746	67,931	181,916	132,935
Gross profit %	47.5%	47.0%	46.2%	46.5%

Research, development and engineering	16,879	13,542	34,076	27,211
Selling, general and administrative	42,358	32,913	85,308	66,097
Restructuring and other related charges	-	857	-	1,435
Total operating expenses	59,237	47,312	119,384	94,743
Operating income	$33,509	$20,619	$62,532	$38,192
Operating income %	17.2%	14.3%	15.9%	13.4%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Net revenues	$21,507	$22,957	$42,144	$41,920
Cost of revenues	20,480	18,202	39,408	34,613
Gross profit	1,027	4,755	2,736	7,307
Gross profit %	4.8%	20.7%	6.5%	17.4%

Research, development and engineering	1,971	1,637	4,469	3,047
Selling, general and administrative	5,387	4,526	10,835	8,824
Restructuring and other related charges	(140)	-	235	19
Impairment of long-lived assets	-	25,194	-	25,194
Total operating expenses	7,218	31,357	15,539	37,084
Operating loss	$(6,191)	$(26,602)	$(12,803)	$(29,777)
Operating loss %	(28.8%)	(115.9%)	(30.4%)	(71.0%)

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2009				September 30, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$167,415	$-		$167,415	$327,540	$-		$327,540
Cost of revenues	94,729	(2,422)	(2)	92,307	187,298	(6,605)	(3)	180,693
Gross profit	72,686	2,422		75,108	140,242	6,605		146,847
Gross profit %	43.4%			44.9%	42.8%			44.8%

Research, development and engineering	15,179	(854)	(1)	14,325	30,258	(1,700)	(1)	28,558
Selling, general and administrative	37,439	(2,472)	(1)	34,967	74,921	(5,061)	(1)	69,860
Restructuring and other related charges	857	(857)	(4)	-	1,454	(1,454)	(4)	-
Impairment of long-lived assets	25,194	(25,194)	(5)	-	25,194	(25,194)	(5)	-
Total operating expenses	78,669	(29,377)		49,292	131,827	(33,409)		98,418
Operating income (loss)	(5,983)	31,799		25,816	8,415	40,014		48,429
Operating income (loss) %	(3.6%)			15.4%	2.6%			14.8%

Interest and other income (expense), net	884	-		884	2,231	-		2,231
Income (loss) before income taxes	(5,099)	31,799		26,700	10,646	40,014		50,660
Income tax expense (benefit)	(4,353)	11,056	(6)	6,703	742	12,430	(6)	13,172
Net income (loss)	$(746)	$20,743		$19,997	$9,904	$27,584		$37,488

% of net revenues	(0.4%)			11.9%	3.0%			11.4%

Diluted earnings (loss) per common share	$(0.02)	$0.42		$0.40	$0.20	$0.56		$0.76
Shares used in diluted per share calculations	48,737	49,567	(7)	49,567	49,118	49,118		49,118

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2009				September 30, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$144,458	$-		$144,458	$285,620	$-		$285,620
Cost of revenues	76,527	(2,382)	(2)	74,145	152,685	(6,504)	(3)	146,181
Gross profit	67,931	2,382		70,313	132,935	6,504		139,439
Gross profit %	47.0%			48.7%	46.5%			48.8%

Research, development and engineering	13,542	(809)	(1)	12,733	27,211	(1,628)	(1)	25,583
Selling, general and administrative	32,913	(2,090)	(1)	30,823	66,097	(4,216)	(1)	61,881
Restructuring and other related charges	857	(857)	(4)	-	1,435	(1,435)	(4)	-
Total operating expenses	47,312	(3,756)		43,556	94,743	(7,279)		87,464
Operating income	$20,619	$6,138		$26,757	$38,192	$13,783		$51,975
Operating income %	14.3%			18.5%	13.4%			18.2%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2009				September 30, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$22,957	$-		$22,957	$41,920	$-		$41,920
Cost of revenues	18,202	(40)	(1)	18,162	34,613	(101)	(1)	34,512
Gross profit	4,755	40		4,795	7,307	101		7,408
Gross profit %	20.7%			20.9%	17.4%			17.7%

Research, development and engineering	1,637	(45)	(1)	1,592	3,047	(72)	(1)	2,975
Selling, general and administrative	4,526	(382)	(1)	4,144	8,824	(845)	(1)	7,979
Restructuring and other related charges	-	-		-	19	(19)	(4)	-
Impairment of long-lived assets	25,194	(25,194)	(5)	-	25,194	(25,194)	(5)	-
Total operating expenses	31,357	(25,621)		5,736	37,084	(26,130)		10,954
Operating loss	$(26,602)	$25,661		$(941)	$(29,777)	$26,231		$(3,546)
Operating loss %	(115.9%)			(4.1%)	(71.0%)			(8.5%)

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.
(2)	Excluded amount represents stock-based compensation, purchase accounting amortization and $1,707 of accelerated depreciation on assets related to restructuring activity.
(3)	Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.
(4)	Excluded amount represents restructuring and other related charges.
(5)	Excluded amount represents impairment of long-lived assets.
(6)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges, and impairment of long-lived assets.
(7)	As the Company incurred a GAAP net loss for the period, the inclusion of stock options in the shares used for computing diluted earnings per share would have been anti-dilutive and would have reduced the net loss per share. However, as we have non-GAAP net income, the diluted shares used for the non-GAAP diluted earnings per share includes the effect of stock options.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$216,856	$-		$216,856	$436,020	$-		$436,020
Cost of revenues	123,083	(1,793)	(1)	121,290	251,368	(3,614)	(1)	247,754
Gross profit	93,773	1,793		95,566	184,652	3,614		188,266
Gross profit %	43.2%			44.1%	42.3%			43.2%

Research, development and engineering	18,850	(1,039)	(1)	17,811	38,545	(2,074)	(1)	36,471
Selling, general and administrative	47,745	(3,412)	(1)	44,333	96,143	(6,830)	(1)	89,313
Restructuring and other related charges	(140)	140	(2)	-	235	(235)	(2)	-
Total operating expenses	66,455	(4,311)		62,144	134,923	(9,139)		125,784
Operating income	27,318	6,104		33,422	49,729	12,753		62,482
Operating income %	12.6%			15.4%	11.4%			14.3%

Interest and other income (expense), net	(3,170)	-		(3,170)	(1,630)	-		(1,630)
Income before income taxes	24,148	6,104		30,252	48,099	12,753		60,852
Income tax expense	6,500	2,192	(3)	8,692	9,957	6,074	(4)	16,031
Net income	$17,648	$3,912		$21,560	$38,142	$6,679		$44,821

% of net revenues	8.1%			9.9%	8.7%			10.3%

Diluted earnings per common share	$0.36	$0.08		$0.44	$0.77	$0.14		$0.91
Shares used in diluted per share calculations	49,489	49,489		49,489	49,362	49,362		49,362

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$195,349	$-		$195,349	$393,876	$-		$393,876
Cost of revenues	102,603	(883)	(1)	101,720	211,960	(1,791)	(1)	210,169
Gross profit	92,746	883		93,629	181,916	1,791		183,707
Gross profit %	47.5%			47.9%	46.2%			46.6%

Research, development and engineering	16,879	(1,001)	(1)	15,878	34,076	(1,994)	(1)	32,082
Selling, general and administrative	42,358	(2,584)	(1)	39,774	85,308	(5,165)	(1)	80,143
Total operating expenses	59,237	(3,585)		55,652	119,384	(7,159)		112,225
Operating income	$33,509	$4,468		$37,977	$62,532	$8,950		$71,482
Operating income %	17.2%			19.4%	15.9%			18.1%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$21,507	$-		$21,507	$42,144	$-		$42,144
Cost of revenues	20,480	(910)	(1)	19,570	39,408	(1,823)	(1)	37,585
Gross profit	1,027	910		1,937	2,736	1,823		4,559
Gross profit %	4.8%			9.0%	6.5%			10.8%

Research, development and engineering	1,971	(38)	(1)	1,933	4,469	(80)	(1)	4,389
Selling, general and administrative	5,387	(828)	(1)	4,559	10,835	(1,665)	(1)	9,170
Restructuring and other related charges	(140)	140	(2)	-	235	(235)	(2)	-
Total operating expenses	7,218	(726)		6,492	15,539	(1,980)		13,559
Operating loss	$(6,191)	$1,636		$(4,555)	$(12,803)	$3,803		$(9,000)
Operating loss %	(28.8%)			(21.2%)	(30.4%)			(21.4%)

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.
(2)	Excluded amount represents restructuring and other related charges.
(3)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.
(4)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and $1,735 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data- Non-GAAP
(in thousands, except per share data and percentages)

	Q109	Q209	Q309	Q409	FY09	Q110	Q210
Net revenues	$219,164	$216,856	$182,836	$146,763	$765,619	$160,125	$167,415
Cost of revenues	126,464	121,290	120,581	95,517	463,852	88,386	92,307
Gross profit	92,700	95,566	62,255	51,246	301,767	71,739	75,108
Gross profit %	42.3%	44.1%	34.0%	34.9%	39.4%	44.8%	44.9%

Research, development and engineering	18,660	17,811	17,810	13,938	68,219	14,233	14,325
Selling, general and administrative	44,980	44,333	40,271	33,633	163,217	34,893	34,967
Operating expenses	63,640	62,144	58,081	47,571	231,436	49,126	49,292

Operating income	29,060	33,422	4,174	3,675	70,331	22,613	25,816
Operating income %	13.3%	15.4%	2.3%	2.5%	9.2%	14.1%	15.4%

Income before income taxes	30,600	30,252	2,675	3,260	66,787	23,960	26,700
Income tax expense (benefit)	7,339	8,692	(1,338)	2,714	17,407	6,469	6,703
Income tax expense (benefit) as a percent
of income before taxes	24.0%	28.7%	(50.0%)	83.3%	26.1%	27.0%	25.1%

Net income	$23,261	$21,560	$4,013	$546	$49,380	$17,491	$19,997
Diluted shares outstanding	49,245	49,489	48,449	48,431	48,589	48,665	49,567
Diluted earnings per share	$0.47	$0.44	$0.08	$0.01	$1.02	$0.36	$0.40

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact Center	$122,803	$119,530	$101,694	$85,642	$429,669	$95,923	$93,503
Mobile	59,882	60,911	36,011	30,615	187,419	32,310	34,665
Gaming and Computer Audio	9,621	8,977	8,531	6,923	34,052	8,810	9,015
Clarity	6,221	5,931	6,380	4,918	23,450	4,119	7,275
Audio Entertainment Group	20,637	21,507	30,220	18,665	91,029	18,963	22,957

Net revenues by geographic area
from unaffiliated customers:
Domestic	$134,402	$139,856	$107,799	$90,182	$472,239	$98,787	$104,027
International	84,762	77,000	75,037	56,581	293,380	61,338	63,388

Balance Sheet accounts and metrics:
Accounts receivable, net	$130,530	$115,032	$106,463	$83,657	$83,657	$88,350	$103,003
Days sales outstanding	54	48	52	51		50	55
Inventory, net	$136,974	$163,433	$137,563	$119,296	$119,296	$108,898	$100,024
Inventory turns	3.7	3.0	3.5	3.2		3.2	3.7